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                            PROTEIN DESIGN LABS, INC.
Exhibit 11.1    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                     (In thousands except per share amounts)



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
                                                                 Three Months Ended September 30,  Nine Months Ended September 30,
                                                                         1996            1995            1996            1995
                                                                      ------------------------        ------------------------
Computation of common and common equivalent shares outstanding:
  Weighted average common shares outstanding                            15,632          15,380          15,578          15,325
  Weighted average shares outstanding assuming
     conversion of preferred stock                                           -               -               -               -
                                                                      --------        --------        --------        --------
                                                                        15,632          15,380          15,578          15,325
                                                                      --------        --------        --------        --------
Stock related to SAB No. 55, 64. and 83                                      -               -               -               -
                                                                      --------        --------        --------        --------
Total weighted average common and common equivalent
   shares outstanding                                                   15,632          15,380          15,578          15,325
                                                                      ========        ========        ========        ========
Net loss                                                              $ (4,305)       $ (2,676)       $ (9,982)       $ (6,593)
                                                                      ========        ========        ========        ========
Loss per share                                                        $  (0.28)       $  (0.17)       $  (0.64)       $  (0.43)
                                                                      ========        ========        ========        ========
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